Exhibit 99.1
Hercules Offshore Announces First Quarter 2011 Results
HOUSTON, April 28, 2011 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported a net loss of $14.2 million, or $0.12 per diluted share, on revenue of $166.2 million for the first quarter 2011, compared with a net loss of $16.0 million, or $0.14 per diluted share, on revenue of $150.8 million for the first quarter 2010.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “The first quarter of 2011 marks a pivotal point for the Company, starting with our investment in Discovery Offshore, followed by our agreement to acquire 20 jackup rigs from Seahawk Drilling and the amendment to our credit facility. I believe that these transactions will prove to be very timely, as newbuild prices continue to escalate and operating conditions continue to show signs of improvement.”
“In the U.S. Gulf of Mexico, permit activity has improved from a very slow start at the beginning of the year, with the current pace of permitting more supportive of at least maintaining current activity levels. Jackup rig availability has subsequently tightened, and dayrates have increased modestly. As we integrate the assets acquired from Seahawk into our rig fleet, we will be well-positioned to benefit from these improvements in market conditions. In international markets, we continue to have constructive dialogue with existing and potential new customers for our international rig fleet. We remain confident in our ability to find work for our rigs rolling off contract during 2011.”
Offshore
Domestic Offshore revenue increased to $33.8 million in the first quarter 2011 from $29.0 million in the comparable period in 2010. This increase was primarily driven by an increase in average revenue per rig per day to $42,892 in the first quarter 2011 from $35,191 in the first quarter 2010. Operating expenses increased slightly to $41.0 million in the first quarter 2011 from $39.2 million in the respective 2010 period, primarily due to higher workers’ compensation expense. Domestic Offshore recorded an operating loss of $25.1 million in the first quarter 2011 compared to an operating loss of $30.1 million for the first quarter 2010.
International Offshore revenue increased to $77.1 million in the first quarter 2011 from $73.4 million in the first quarter 2010. Revenue growth was driven by an increase in the number of operating days, which totaled 582 days in the first quarter 2011, up from 527 days in the prior year period, as the Hercules 185 commenced work in February 2011, but did not meet revenue recognition criteria in the first quarter 2010 and Platform 3 which was fully utilized for the 2011 period, but incurred downtime in the year-ago period. Operating expenses decreased slightly to $33.8 million in the first quarter 2011 from $34.7 million in the first quarter 2010. Segment general and administrative expenses include a $5.0 million benefit from the reversal of an allowance for doubtful accounts related to a payment received from a customer in Angola. Operating income increased to $32.7 million in the first quarter 2011 from $22.5 million in the prior year period.
Inland
Inland revenue for the first quarter 2011 was $5.5 million, an increase from $4.8 million in the first quarter 2010, due to an increase in average revenue per day per rig to $26,839 in the first quarter 2011 from $19,796 in the respective 2010 period, partially offset by a decline in utilization to 75.9%, compared to 88.9% for the same periods, respectively. Operating expenses were $7.0 million in the first quarter 2011, compared to $5.7 million in the first quarter 2010. Operating expenses in the prior year period benefitted from a $1.8 million gain from the sale of three of our retired barges. Inland segment general and administrative expense during the first quarter 2010 also benefitted from the reversal of a $3.5 million balance in allowance for doubtful accounts. This segment recorded an operating loss of $6.4 million in the first quarter 2011 versus an operating loss of $5.3 million in the first quarter 2010.

Liftboats
Domestic Liftboats generated revenue of $10.6 million in the first quarter 2011 compared to $11.4 million in the first quarter 2010. More severe seasonality and generally slower market conditions led to a decline in utilization, which averaged 38.9% during the first quarter 2011, compared to 50.5% in the first quarter 2010. Partially offsetting lower utilization was higher revenue per liftboat per day, which increased to $7,993 in the first quarter 2011 from $6,626 in the prior year period. The increase in average revenue per liftboat per day was due to higher overall pricing across each vessel class, as well as a shift in revenue mix towards the larger vessel classes that command higher dayrates. Operating expenses increased modestly to $9.9 million in the first quarter 2011 from $9.3 million in the prior year period. This segment recorded a first quarter 2011 operating loss of $3.4 million, compared to an operating loss of $2.6 million in the first quarter of the previous year.
International Liftboat revenue increased 25% to $32.3 million in the first quarter 2011 compared to $26.0 million in the first quarter 2010. Utilization improved to 67.4% from 54.4% in the first quarter 2010, and average revenue per liftboat per day increased to $23,173 from $22,114 in the same periods, respectively. Operating expenses were essentially flat at $14.7 million. As a result on the stronger revenue and relatively flat expenses, operating income more than doubled to $11.6 million during the first quarter 2011, compared to $5.3 million during the first quarter 2010.
Liquidity and Capitalization
At March 31, 2011, the Company had unrestricted cash and cash equivalents totaling $163.0 million and unused capacity of $127.8 million under its revolving credit facility. As of March 31, 2011, the Company’s balance sheet reflects total debt of $859.2 million.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on April 28, 2011 to discuss its first quarter 2011 financial results. To participate in the call, dial 800-901-5247 (domestic) or 617-786-4501 (international) and reference access code 95792053 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on April 28, 2011, beginning at 1:00 p.m. CDT (2:00 p.m. EDT), through May 5, 2011. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with access code 53080543. Additionally, the recorded conference call will be accessible through our Web site at http://www.herculesoffshore.com for 7 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 50 jackup rigs, 17 barge rigs, 65 liftboats, three submersible rigs, one platform rig and a fleet of marine support vessels. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world.
For more information, please visit our website at http://www.herculesoffshore.com.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:
Son P. Vann, CFA
Director, Investor Relations and Finance
Hercules Offshore, Inc.
713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$162,966	$136,666
Restricted Cash	11,129	11,128
Accounts Receivable, Net	157,684	143,796
Prepaids	8,033	17,142
Current Deferred Tax Asset	8,488	8,488
Other	8,311	11,794

	356,611	329,014

Property and Equipment, Net	1,603,521	1,634,542
Equity Investment	18,254	—
Other Assets, Net	38,304	31,753

	$2,016,690	$1,995,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$4,924	$4,924
Insurance Notes Payable	736	5,984
Accounts Payable	60,176	52,279
Accrued Liabilities	62,071	59,861
Interest Payable	24,003	6,974
Taxes Payable	9,559	—
Other Current Liabilities	19,520	16,716

	180,989	146,738

Long-term Debt, Net of Current Portion	854,255	853,166
Other Liabilities	24,117	6,716
Deferred Income Taxes	118,294	135,557

Commitments and Contingencies

Stockholders’ Equity	839,035	853,132

	$2,016,690	$1,995,309

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenue	$166,246	$150,849

Costs and Expenses:
Operating Expenses	112,246	108,636
Depreciation and Amortization	42,911	50,254
General and Administrative	13,149	12,303

	168,306	171,193

Operating Loss	(2,060)	(20,344)

Other Income (Expense):
Interest Expense	(19,034)	(21,739)
Expense of Credit Agreement Fees	(455)	—
Equity in Losses of Equity Investment	(55)	—
Other, Net	318	(14)

Loss Before Income Taxes	(21,286)	(42,097)
Income Tax Benefit	7,067	26,141

Net Loss	$(14,219)	$(15,956)

Loss Per Share:
Basic	$(0.12)	$(0.14)
Diluted	$(0.12)	$(0.14)
Weighted Average Shares Outstanding:
Basic	114,906	114,696
Diluted	114,906	114,696

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Cash Flows from Operating Activities:
Net Loss	$(14,219)	$(15,956)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	42,911	50,254
Stock-Based Compensation Expense	1,158	156
Deferred Income Taxes	(18,027)	(22,657)
Benefit for Doubtful Accounts Receivable	(5,021)	(1,472)
Amortization of Deferred Financing Fees	874	873
Amortization of Original Issue Discount	1,089	1,002
Equity in Losses of Equity Investment	55	—
Non-Cash (Gain) Loss on Derivatives	(155)	3,561
Gain on Disposal of Assets	(702)	(3,013)
Expense of Credit Agreement Fees	455	—
Excess Tax Benefit from Stock-Based Arrangements	(117)	(374)
Net Change in Operating Assets and Liabilities	40,811	(12,042)

Net Cash Provided by Operating Activities	49,112	332

Cash Flows from Investing Activities:
Additions of Property and Equipment	(10,277)	(4,546)
Deferred Drydocking Expenditures	(4,124)	(4,396)
Cash Paid for Equity Investment	(10,000)	—
Proceeds from Sale of Assets, Net	3,421	3,616
Increase in Restricted Cash	(1)	(3,370)

Net Cash Used in Investing Activities	(20,981)	(8,696)

Cash Flows from Financing Activities:
Long-term Debt Repayments	—	(2,050)
Excess Tax Benefit from Stock-Based Arrangements	117	374
Payment of Debt Issuance Costs	(2,109)	—
Other	161	9

Net Cash Used in Financing Activities	(1,831)	(1,667)

Net Increase (Decrease) in Cash and Cash Equivalents	26,300	(10,031)
Cash and Cash Equivalents at Beginning of Period	136,666	140,828

Cash and Cash Equivalents at End of Period	$162,966	$130,797

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Domestic Offshore:
Number of rigs (as of end of period)	25	25
Revenue	$33,799	$28,962
Operating expenses	41,002	39,152
Depreciation and amortization expense	15,082	16,539
General and administrative expenses	2,845	3,397

Operating loss	$(25,130)	$(30,126)

International Offshore:
Number of rigs (as of end of period)	9	9
Revenue	$77,119	$73,442
Operating expenses	33,828	34,719
Depreciation and amortization expense	13,300	14,931
General and administrative expenses	(2,683)	1,306

Operating income	$32,674	$22,486

Inland:
Number of barges (as of end of period)	17	17
Revenue	$5,502	$4,751
Operating expenses	7,030	5,717
Depreciation and amortization expense	4,621	7,506
General and administrative expenses	230	(3,165)

Operating loss	$(6,379)	$(5,307)

Domestic Liftboats:
Number of liftboats (as of end of period)	41	41
Revenue	$10,631	$11,443
Operating expenses	9,864	9,314
Depreciation and amortization expense	3,641	4,200
General and administrative expenses	495	495

Operating loss	$(3,369)	$(2,566)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

International Liftboats:
Number of liftboats (as of end of period)	24	24
Revenue	$32,327	$25,962
Operating expenses	14,657	14,462
Depreciation and amortization expense	4,498	4,691
General and administrative expenses	1,571	1,506

Operating income	$11,601	$5,303

Delta Towing:
Revenue	$6,868	$6,289
Operating expenses	5,865	5,272
Depreciation and amortization expense	1,118	1,590
General and administrative expenses	323	368

Operating loss	$(438)	$(941)

Total Company:
Revenue	$166,246	$150,849
Operating expenses	112,246	108,636
Depreciation and amortization	42,911	50,254
General and administrative	13,149	12,303

Operating loss	(2,060)	(20,344)
Interest expense	(19,034)	(21,739)
Expense of credit agreement fees	(455)	—
Equity in losses of equity investment	(55)	—
Other, net	318	(14)

Loss before income taxes	(21,286)	(42,097)
Income tax benefit	7,067	26,141

Net loss	$(14,219)	$(15,956)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended March 31, 2011
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)

Domestic Offshore	788	990	79.6%	42,892	41,416
International Offshore	582	720	80.8%	132,507	46,983
Inland	205	270	75.9%	26,839	26,037
Domestic Liftboats	1,330	3,420	38.9%	7,993	2,884
International Liftboats	1,395	2,070	67.4%	23,173	7,081

	Three Months Ended March 31, 2010
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)

Domestic Offshore	823	990	83.1%	$35,191	$39,547
International Offshore	527	869	60.6%	139,359	39,953
Inland	240	270	88.9%	19,796	21,174
Domestic Liftboats	1,727	3,420	50.5%	6,626	2,723
International Liftboats	1,174	2,160	54.4%	22,114	6,695

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.